Exhibit 99.1


        Citrix Receives Stay from Nasdaq for Continued Listing


    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--Aug. 31, 2007--Citrix Systems, Inc. (Nasdaq:CTXS), the global leader in application delivery infrastructure, today announced that it received notification from Nasdaq that the Company's common stock will continue to be listed on the Nasdaq Global Select Market pending a review by the Nasdaq Listing and Hearing Review Council (the "Listing Council") of an earlier decision of the Nasdaq Listing Qualifications Panel dated July 16, 2007. The Listing Council has requested that the Company make an additional submission for its consideration by September 28, 2007.

    On June 13, 2007, Citrix announced the findings of the voluntary investigation of its historical stock option granting practices and related accounting conducted by the Audit Committee of its Board of Directors. As a result of the voluntary investigation, and as previously announced by Citrix, Citrix intends to restate its previously issued financial statements and reports thereon. Citrix intends to file its annual and quarterly reports and resume full compliance with Nasdaq's listing requirements as soon as practicable after completion of its previously announced consultation with the Office of Chief Accountant of the Securities and Exchange Commission.

    About Citrix

    Citrix Systems, Inc. (Nasdaq:CTXS) is the global leader and the most trusted name in application delivery infrastructure. More than 200,000 organizations worldwide rely on Citrix to deliver any application to users anywhere with the best performance, highest security and lowest cost. Citrix customers include 100% of the Fortune 100 companies and 98% of the Fortune Global 500, as well as hundreds of thousands of small businesses and prosumers. Citrix has approximately 6,200 channel and alliance partners in more than 100 countries. Annual revenue in 2006 was $1.1 billion.

    For Citrix Investors

    This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The forward-looking statements in this release do not constitute promises or guarantees of future performance, but involve a number of risks and uncertainties that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially from such statements include, but are not limited to, the continued listing of the Company's common stock on the Nasdaq Global Select Market, review by the Company's independent outside auditors and possible regulatory review of the financial accounting determinations ultimately made by the Company with respect to the measurement dates used for stock option grants issued by the Company, and the preliminary nature of the information contained in this press release, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. In addition, the review by the Listing Council and its possible conclusions may adversely affect the Company and its stockholders. While the Company's shares will remain listed on the Nasdaq Global Select market pending the completion of the Listing Council's review, there can be no assurance that the Listing Council will determine that the Company should remain listed on Nasdaq subsequent to such review. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

    Citrix(R) is a registered trademark of Citrix Systems, Inc. in the U.S. and other countries. All other trademarks and registered trademarks are property of their respective owners.


    CONTACT: Citrix Systems, Inc., Fort Lauderdale
             Media inquiries:
             Eric Armstrong, 954-267-2977
             eric.armstrong@citrix.com
             or
             Investor inquiries:
             Eduardo Fleites, 954-229-5758
             eduardo.fleites@citrix.com